Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of PhaseRx, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the quarter ended September 30, 2016 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2016	/s/ Robert Overell
Robert W. Overell
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

Dated: November 7, 2016	/s/ Shing-Yin Tsui
Shing-Yin (Helen) Tsui
Senior Vice President, Finance and Secretary
(Principal Accounting Officer)